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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

               Name                                           State of Incorporation
               ----                                           ----------------------

The State Bank and Trust Company                                          Ohio
       RFC Banking Company                                                Ohio
Reliance Financial Services, N.A.*                         Nationally Chartered Trust Company
    Rurban Mortgage Company*                                              Ohio
  Rurban Life Insurance Company                                         Arizona
   Rurbanc Data Services, Inc.                                            Ohio

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*    Reliance Financial Services, N.A. and Rurban Mortgage Company are
wholly-owned subsidiaries of The State Bank and Trust Company.